Fellow Benson Hill Shareholders, The last year brought tremendous change and opportunity. In this first shareholder letter as a public company, I’ll frame some perspectives on why we are here and where we stand. I’ll also share some operating principles that help guide us as we build a company to last. Next, I’ll provide a brief recap of 2021 and where we are headed. By starting with why Benson Hill exists and how we make decisions, I hope to provide context by which you might evaluate our progress. The goal here is not only to provide an update but to ensure alignment with you, our owners. Our Why and What Food production, the most fundamentally important industry for people and our planet, sits on the precipice of massive disruption. This disruption is not driven by innovation and competition but by much more colossal forces – the changing climate, severe geopolitical stresses, and today’s conscientious and digitally informed consumer, who is demanding change through purchase decisions. Innovation and competition are not the cause of this disruption, but the answer to it. As fundamental as food production is, innovation has been sorely lacking across the agri-food value chain. What is often referred to as our “global food system” is really a set of very siloed steps in a complex value chain. A handful of companies have played a primary role in each step, and their focus has been on optimizing their own box, often creating trade-offs to the overall system. To date, this approach has accommodated economies of scale, but it has also entrenched rigidity and inertia that restrict the nimbleness required to navigate rapidly evolving, and sometimes disruptive, macro forces in a way that maximizes long-term impact and value. Cracks in the resiliency of our food system due to this inertia are evident everywhere. Efficiency has come at the expense of nutrition, leading to pervasive diet-related illness. The global pandemic disrupted a food supply chain previously believed to be durable and secure. Food price inflation has reached record levels, especially for animal- derived products. The war in Ukraine is poised to exacerbate massive nutrition insecurity and unravel reliance on global production systems. These issues are not transient. They’re not quickly solvable with more capital, or even peacetime. Change is Imminent The change consumers have been demanding of our food system for a while is now being turbo-charged by global forces that will reshape future food production. Incumbent and emerging food manufacturers are experiencing the brunt of this inertia, as innovation that merely tweaks the existing system falls short. To enable more systemic solutions that produce more nutrition per acre, ensure traceability from a domestically sourced supply, optimize costs across the system, and Exhibit 99.1 deliver on taste and accessibility, we must innovate as a system to reset the pace of innovation in food production. A unique and timely convergence of technological advancements and a more inclusive mindset beyond siloed thinking make this reset imminent. Our mission is to set the pace of food innovation. We see Nature as our partner; Technology as our enabler; and Innovators like our company, our stakeholders, our shareholders and our partners as the catalysts to activate the change needed. Plant genomics is a proven lever to advance food production, and modern breeding techniques can leverage the vast and underutilized natural genetic diversity of plants with greater speed and precision than ever before. Data is the currency to reveal insights across the value chain as well as to fuel genomic innovation. We believe this combination unlocks new products to serve as the building blocks for better food, and that continued investment in data will deepen and widen our competitive moat. Resetting the pace of food innovation requires thinking in an inclusive way as a system. It further requires taking a degree of control of our own destiny – not letting ourselves and society at large be limited by forces that restrict the agility of the existing food value chain. And it requires partnership with others who recognize the challenge and opportunity of catalyzing evolution of our food system at scale. We believe the combination of our technology platform, CropOS®, our validated portfolio of products, and our integrated go-to-market model position us to demonstrate and catalyze broad adoption of products that close the innovation gap and reduce the compromises inherent to the current system. Building To Last We believe that maximizing shareholder value can be accomplished by building a company to last. Innovation cycles in food are not measured in weeks or months; they’re measured in years. We take a thoughtful yet aggressive approach with respect to our capital deployment. We believe that lasting companies have multiple layers of protection versus competition, and most importantly, in agri-food, a big head start that is perpetuated by leading tech-based innovations and intellectual property protection. One of our core values is Be Bold. As my colleagues have defined (I cannot say it any better): “We redefine boundaries by providing new solutions to difficult problems. Together we are driven to transform the future and will not allow the fear of failure to prevent us from innovating. We voice our opinions, embrace change, and challenge each other to think creatively.” Consistent with this core value, we’ve been described as a “category defining” company. This is largely because we are not trying to fit the status quo nor settle for incremental advancement. Instead, we are working to accelerate the evolution of the food system using deliberate design thinking and a systems approach. Deploying advanced technologies with a go-to-market model that transcends traditional industry silos can appear complex. I’d instead posit that it is entirely necessary to spur an evolution of the currently fragmented value chain, which while scalable, is apathetic to its interdependencies and restricts value creation. We will always do our best to explain what we are doing, why, and how it maximizes shareholder value. In the interest of transparency and alignment, I’m also including here some core principles that help guide how we build and run the business over the long- term, on which it’s important we align with you, our owners.  We will not strive to look like or emulate another company with which the market is more familiar, for the sake of convenience or to establish a comparable. While an assimilation of companies with similar attributes might be used to estimate our value (and that is okay), achieving our mission requires that we deliberately break down silos and don’t strive to fit in a box. If there is confusion, we encourage you to estimate our value on the basis of potential future cash flows. • We value investment in scaling and accelerating product innovation similarly to how we invest in product deployment. As we recently unveiled in our first Investor Day as a public company, we believe our product pipeline today represents as much or more risk-adjusted enterprise value than all our validated and currently commercialized products. By continuing to make meaningful investments in R&D, our expectation is that our product pipeline will always constitute a material proportion of our value.  While we take pride in having focus and believe this helps drive execution, we will always have multiple shots on goal – across a portfolio of projects, products and markets. This will undoubtedly result in failures, from which we are committed to learn quickly and recycle insights.  While we strive for capital efficiency, our focus is on maximizing the share and impact of our technologies and products. As such, we will not be shy about making targeted, bold, strategic bets, even investing in hard assets or additional working capital, in order to reduce risk and maximize shareholder returns. Though it might not be immediately evident, we believe that our technology- based innovations combined with having greater control of our product launches will provide outsized risk-adjusted returns versus other go-to-market models that are overly reliant on others’ performance in the near-term.  We believe our financial impact and our social and environmental impact are inextricably linked, and we view ESG as a lens to help inform our decision making. This applies to our business strategy and products where we can catalyze the greatest near- and long-term impact. It also applies to improvements in our operational footprint, which may result in less absolute financial return in the near-term but are consistent with our culture and in our best interests in the long run – financially and otherwise.

 We will strive to uphold our commitment to provide food choices that are more climate resilient, nutritious and affordable. Accordingly, we embrace the use of science and technology to develop the best food and ingredient options and to provide consumers choice. In the future, we expect this will include the commercialization of products that utilize CRISPR gene editing and other biotechnologies.  Talent is the number one driver of our success, and talent most directly mitigates our largest risk – execution. We will invest in our culture and in hiring and retaining the best talent, especially those who are aligned with our mission and our values to Be Bold, Be Inspired and Be Real. The points above certainly cannot be considered comprehensive, but they convey the perspective and ethos that guide our decision making. I hope they provide a framework for you to ascertain alignment of our approaches. We Are Here To Win We are experiencing a window in time to capture share and establish a leadership role in the protein ingredients market across both the human food and aquaculture categories. We have a validated portfolio of products with meaningful value propositions versus our competition in rapidly growing markets that are already supply constrained. As we have reiterated many times – execution is our imperative – and so our near-term focus will remain on demonstrating our product portfolio, solidifying and scaling our supply chain, and earning our customers’ business by consistently delivering to them products they care about. While execution in and around our commercial operations is paramount, we will not lose sight of the role that science and technology play in ensuring that we are indeed building a company to last and maximizing shareholder value. In addition to the standard financial metrics on which our business activity will be gauged, the following performance indicators will help us measure progress:  Proprietary revenue growth. Our go-to-market strategy establishes a market channel through which to execute our product launches and gain initial share. Proprietary products – both flowing through channels we control as well as through our partners’ channels – possess the most meaningful long-term margin potential, and volume of such represents customer acquisition, market penetrance, and further opportunities for growth.  Gross margin expansion. In the near-term, we are investing to establish our channel to market, to build a reliable supply chain, and to gain share. This initially means lower-than-desired gross margins. As we realize efficiencies and grow our proprietary business, we expect material gross margin expansion.

 Product pipeline. We invest significantly in our product development pipeline, and we are committed to reporting on its annual progress. This transparency will help you understand not only how we will maintain our differentiation but how to value our lead over other market participants and entrants. Looking Back and Forward Below is a list of certain important financial results from 2021. • We grew our consolidated revenues year-over-year by 29% as reported and 47% as adjusted for a divested business, to $147 million, which was 16% greater than our projected revenue. • We exceeded our sales expectations within our Ingredients Segment by 52%, achieving $91 million of revenue (versus a projection of $60 million). • As a result of pressure on our Fresh business and investments to establish our channel to market for soy, we missed our consolidated gross margin target of 9%, which led to a miss of our expected Adjusted EBITDA that was approximately proportionate. • We completed our public market listing, grossing more than $300 million in proceeds. Due to high redemptions, we followed that with an $85 million PIPE in early 2022, strengthening our balance sheet to fund the business into 2024. We achieved several key operational milestones as well, including but not limited to the following: • We built a team of commercial and operational experts representing over a century of combined experience in protein ingredients markets. • We assembled our soy ingredient supply chain, including two strategic acquisitions that enabled us to reach our targeted processing footprint for our soy portfolio in North America ahead of plan. • We executed our integrated go-to-market model from seed through harvest, processing, and customer delivery across multiple target markets. • We commissioned our flagship Crop Accelerator facility, a game-changer for our product development efforts, on time and ahead of schedule. • We achieved a critical product development milestone for yellow pea, demonstrating ‘proof of value’ for a high-protein concentrate product.

In many respects, 2021 was a banner year for Benson Hill. Our team demonstrated its ability to deliver across a wide range of objectives, as well as balance the tension between aggressive innovation and disciplined execution. It’s not lost on us, however, that we have a lot of trust to earn in the market. Since going public our stock price has declined significantly. Call it timing, headwinds for high- growth and tech companies in the current market, technical factors or otherwise – it is disappointing to see our valuation trade at such a discount to what we believe represents the company’s true value. Many of you have been disappointed. While I have been as well, I’ve also never been more convinced that we are well positioned to create significant shareholder value. Today, we believe that we have the right strategy, team, technology, products, pipeline, and purpose. The commitments delivered in 2021 have helped strengthen our position in the market and meaningfully reduced our risk profile. Execution will continue to be our focus in 2022. As a result, we anticipate a significant uptick in revenue, including doubling our proprietary revenue, increasing gross margins, reducing our cash burn, and making multiple product pipeline advancements. The coming year will demand a lot of our food system. We expect it will demand a lot of our company and our team as well. While no one can predict how the convergence of global macro forces will play out, it’s certain that agility, reliability, and cost efficiency will be critical. We are uniquely positioned to help a growing body of customers and partners bridge ingredient bottlenecks and supply chain disruptions, and we will engage closely with them and with our farmer partners to learn and respond nimbly to the challenges and opportunities they face. We’re very grateful to our stakeholders – namely our employees, farmer partners, customers, and of course you, our shareholders, for your ongoing support and belief in the vision of a better food system. Best, Matt